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                                                                   EXHIBIT 10.41


                               GUARANTY OF PAYMENT

         THIS GUARANTY OF PAYMENT (this "Agreement") is made this 3rd day of September, 1998, by the Edison Project, L.P. (the "Guarantor") in favor of NCB Development Corporation, its successors and assigns ("NCBDC").

                                    RECITALS

         A. NCBDC has agreed to make a loan in the amount of $885,000 (the "Loan") to Detroit Academy of Arts and Sciences, a Michigan non-profit corporation (the "Borrower"), on certain terms and conditions, one of which is the execution and delivery of this Agreement.

         B. Guarantor has also entered into a sales agreement with Borrower to sell Borrower that certain property located at 2985 and 3105 East Jefferson, Detroit, Michigan (the "Property"). Guarantor has entered into a management agreement with the Borrower and will derive a material benefit from NCBDC making the Loan to the Borrower. The school facility operating at the Property is referred to as the "Facility".

         C. In connection with the Loan, Borrower will execute and deliver to NCBDC a Promissory Note (the "Note"), a Mortgage (the "Mortgage") and various other documents and Guarantor will execute this Agreement. The Note, the Mortgage and all other documents executed by Borrower in connection with the Loan are hereinafter collectively referred to as the "Loan Documents".

         D. Borrower will use the proceeds of the Loan to purchase the Property from Guarantor. Guarantor will, therefore, benefit materially from the granting of the Loan by NCBDC to the Borrower.

         NOW THEREFORE, in consideration of and as an inducement for the granting of the Loan, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby enters into this Agreement on the following terms and conditions:

         1. Guaranty. The Guarantor hereby unconditionally, absolutely and irrevocably guarantees to NCBDC the due and punctual payment in full (and not merely the collectibility) of all sums due under the Note and other Loan Documents (including, but not limited to, principal, interest (including accrual of interest after the filing of any petition under applicable bankruptcy laws), late charges, prepayment fees, reasonable costs and expenses), in each case when due and payable, whether on any installment payment date or at the stated or accelerated maturity, all according to the terms of the Note and the other Loan Documents. Guarantor hereby covenants and agrees with NCBDC that, if an Event of Default (as defined in the Loan Agreement) shall have occurred and be continuing in the payment of any sums due under the Note or other Loan Documents by Borrower


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(whether monthly payments, payments due at maturity, by acceleration or otherwise), Guarantor will promptly after receipt of notice from NCBDC of such Event of Default pay any such sums due under the Note and other Loan Documents to NCBDC, and will pay to NCBDC any and all reasonable costs and expenses (including reasonable legal fees and expenses) incurred by NCBDC in enforcing, or collecting under this Agreement.

         2. Nature of Guaranty. The liability and obligation of Guarantor hereunder shall, whether or not Guarantor shall have notice or knowledge of any of the following, remain in full force and effect without regard to, and shall not be affected or released, discharged or in any way affected or impaired by, any circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a guarantor or surety, including, but not limited to, (a) any amendment or modification of, or supplement to, or extension or renewal of, any of the Loan Documents or any assignment or transfer thereof or of any interest therein without the consent of Guarantor; (b) any exercise, delay in exercising or non-exercise of any right, power, remedy or privilege under or in respect of the Loan Documents or this Agreement, or any security held by NCBDC with respect thereto, or any waiver, consent or approval by NCBDC with respect to any of the covenants, terms, conditions or agreements contained in the Loan Documents or any indulgences, forbearances or extensions of time for performance or observance allowed to Borrower, from time to time and for any length of time;
(c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding relating to Borrower, or Guarantor, or any other Guarantor, if there be more than one, or its or their properties or creditors; (d) any limitation on the liability or obligation of Borrower under the Loan Documents or its or their estate in bankruptcy, any remedy for the enforcement thereof, which may now or hereafter be imposed by any statute, regulation, rule of law or decision of any court; (e) any illegality, invalidity, irregularity or unenforceability, in whole or in part, of the Loan Documents or any term, condition or provision thereof; (f) any substitution, exchange, surrender, subordination, addition to or release, in whole or in part, of any security for the Loan Documents or this Agreement which may be held at any time by NCBDC; (g) The making of advances by NCBDC for the purpose of performing any term or covenant contained in any of the Loan Documents with respect to which the Borrower or the then owner of the Property shall be in default; or (h) engage in any other act or permit any other circumstance or condition which might otherwise constitute a legal or equitable release or discharge of a guarantor. The obligations and liability of the Guarantor under this Agreement shall be primary, direct and immediate; shall not be conditional or contingent upon pursuit by NCBDC of any remedies it may have against the Borrower with respect to the Loan Documents, whether pursuant to the terms thereof or by law, or against any other Guarantor, if there be more than one, with respect to this Agreement, whether pursuant to the terms hereof or by law; and shall not be subject to any counterclaim, recoupment, set-off, reduction or defense based upon any claim that any Guarantor may have against the Borrower, NCBDC or any other Guarantor, if there be one. Without limiting the generality of the foregoing, NCBDC shall not be required to make any demand on the Borrower and/or the then owner of the Property, or against any other Guarantor, if there be more than one, or to sell at foreclosure or otherwise pursue or exhaust its remedies against the Property or any part thereof and/or against the Borrower or the then owner of the Property, or against any other Guarantor, if there be more than one,


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before, simultaneously with or after enforcing its rights and remedies hereunder against the Guarantor. Any one or more successive and/or concurrent actions may be brought hereon against the Guarantor either in the same action, if any, brought against the Borrower and/or the then owner of the Property or in separate actions, as often as NCBDC may deem advisable.

         3. Financial Covenants. For so long as the Loan remains outstanding, Guarantor will:

                  (a) Maintain a tangible net worth of no less than $10,000,000.

                  (b) Maintain maximum leverage ratio (total liabilities/tangible net worth) of not more than 2:1.

                  (c) Maintain an unrestricted cash/marketable securities balance of no less than $3,000,000 or an equivalent unrestricted amount available under Guarantor's equity line from investors or an unrestricted amount available to Guarantor under a line of credit from a federally insured financial institution. Guarantor shall provide NCBDC with evidence of such available equity line or line of credit.

                  (d) Guarantor will maintain a current ratio (current assets/ current liabilities) of no less than 1:1.

                  (e) Guarantor will not enter into any other financial guaranty agreements without giving prior written notice thereof to NCBDC.

                  (f) Guarantor will maintain an Operating reserve equal to one full-month of debt service for the $4,565,000 loan facility (the $3,680,000 loan from National Consumer Cooperative Bank, d/b/a National Cooperative Bank and this Loan and the $885,000 loan from NCB Development Corporation.) Such Operating Reserve will be held at NCB Savings Bank, FSB, or such other institution as NCBDC may determine. Operating Reserve funds will be used solely to cover short-term payment shortages of the Borrower, or to repay the Loan upon an event of default.

         In the event that Guarantor is out of compliance with any of its covenants in this Paragraph 3 (other than Paragraph 3(f) which must be cured within 10 days, as provided in that certain Agreement between Edison, NCBDC and national Cooperative Bank), if Guarantor does not bring itself into compliance within 45 days after notice from NCBDC, Guarantor will be required to collateralize this guaranty with cash within such 45 day period. Guarantor will open and maintain a restricted account at NCB Savings Bank, FSB with an account balance equal to 20% of the guaranty amount outstanding on the date Guarantor is out of compliance. If Guarantor remains out of compliance for an additional 60 days, the required account balance must be increased to 50% of the guaranty amount within such 60 day period. The guaranty will be due in the event that Guarantor is out of compliance for 180 days or more days. in such event, Guarantor shall pay to NCBDC the full amount owed under this Agreement and NCBDC shall either (I) retain such funds in escrow account, or (ii) apply such funds to repayment


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of the Loan and all other amounts owed under this Agreement.

                  4. Financial Reporting: For so long as the Loan remains outstanding, Guarantor will submit to NCBDC the following financial information at all times indicated:

                  (a) Guarantor's audited financial statements, within 150 days after each of its fiscal year ends.

                  (b) Guarantor's quarterly unreviewed operating statement within 45 days of each fiscal quarter.

                  (c) Guarantor's annual budget for each fiscal year no later than 30 days after the beginning of each fiscal year.

         Each financial statement shall be signed by an officer of Guarantor. At NCBDC's request, no more frequently than twice annually, Guarantor shall provide convenient facilities for the reasonable review by NCBDC of such financial statements.

         5. Facility Reporting: For so long as the Loan remains outstanding, Guarantor will submit to NCBDC the following additional financial information at all times indicated:

                  (a) As soon as available, but in no event more than 45 days after the end of each fiscal quarter, quarterly unreviewed operating statements for the Facility.

                  (b) An annual budget for the Facility for the following fiscal year no later than 30 days prior to the beginning of each fiscal year.

                  (c) As soon as available, but in no event more than 45 days after the end of each fiscal quarter, an accounts payable aging report for Edison.

                  (d) As soon as available, but in no event more than 150 days after the end of each of Borrower's fiscal year an operating statement for the Facility, reviewed by Guarantor's independent certified public accountant.

         Each statement shall be originally signed and certified as to accuracy and completeness by an officer of Edison and acknowledged. Edison shall provide, upon Bank's request, convenient facilities for the reasonable review, no more frequently than twice annually, by Bank of such financial statements.

         6. Representations and Warranties. To induce NCBDC to accept this Agreement for the purpose for which it is given and to make the Loan to the Borrower, the Guarantor represents and warrants to NCBDC as follows:


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                  (a) The Guarantor has full power and authority to enter into this Agreement, to execute and deliver all documents and instruments required hereunder and to incur and perform the obligations provided for herein, and no consent or approval of any person, including without limitation, any public authority or regulatory body, which has not been obtained is required as a condition to the validity or enforceability hereof.

                  (b) The Guarantor is not in default under or in violation of any agreement, contract, or instrument, or, to the Guarantor's best knowledge, any order, judgment, decree, statute, law, rule or regulation to which the Guarantor is subject or by which the Guarantor is bound and the execution, delivery and performance of this Agreement will not result in a default under any contract, instrument, agreement, order, judgement or decree to which the Guarantor is a party or result in the creation or imposition of any security interest in or lien or encumbrance upon any of the assets of the Guarantor except in favor of NCBDC (or its affiliate National Cooperative Bank, as evidenced in the Loan Documents).

                  (c) The Guarantor has examined or has had an opportunity to examine each of the Loan Documents provided to the Guarantor by the Borrower or NCBDC prior to the date hereof.

                  (d) This Agreement when executed and delivered will be valid, binding and fully enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by (A) general principles of equity, (B) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally, (C) applicable laws which may affect the remedies provided in the Loan Documents, which laws, however, do not in Guarantor's counsel's opinion make such remedies inadequate for the practical realization of the benefits provided thereby, and (D) in the case of indemnity provisions contained in the Loan Documents, as limited by public policy considerations.

                  (e) The Guarantor will derive a material benefit from NCBDC making the Loan.

         The Guarantor agrees to indemnify NCBDC from any loss, cost or expense as a result of any representation or warranty of the Guarantor being false, incorrect, incomplete or misleading in any material respect when made.

         7. Waivers by the Guarantor. The Guarantor hereby unconditionally and irrevocably waives: (a) presentment and demand for payment of the principal of or interest on the Note and protest of non-payment; (b) notice of acceptance of this Agreement and of presentment, demand and protest; (c) notice of any payment default under this Agreement; (d) demand for observance, performance, or enforcement of any terms or provisions of this Agreement or any of the other Loan Documents; (e) any right or claim of right to cause a marshaling of the assets of the Borrower (f) to the full extent permitted by law, the benefit of homestead and all other exemptions to which Guarantor may be entitled; and (g) all other notices and demands otherwise required by law which the Guarantor may lawfully waive.


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         8. Effect of NCBDC's Security Interest. If NCBDC shall be granted a security interest or lien upon any real or personal property in respect of or as security for any obligations of the Borrower, the same shall be for the sole and exclusive benefit of NCBDC, and not for the benefit whether direct or indirect, by subrogation or otherwise, of the Guarantor, unless NCBDC shall expressly and in writing grant subrogation or other rights to the Guarantor.

         9. Default. The occurrence of any one or more of the following events shall constitute a default under this Agreement: (a) failure of the Guarantor to pay the Loan or any other amounts as and when due and payable hereunder (whether by acceleration, declaration, extension or otherwise); (b) if any information contained in any financial statement, application, schedule, report or any other document given by Guarantor is not in all material respects true and accurate when made or if Guarantor omitted to state any material fact or any fact necessary to make such information not misleading, and the Guarantor fails to cure such default within 10 business days; (c) the occurrence of an Event of Default under any of the Loan Documents; (d) the filing of any petition or relief under the United States Bankruptcy Code or any similar Federal or State statute by or against the Guarantor or the failure of the Guarantor to generally pay its debts as such debts become due; and (e) the making of any application for the appointment of a receiver for, or of a general assignment for the benefit of creditors by, or the insolvency of, the Guarantor.

        10. Reimbursement for Expenses. The Guarantor promises to pay NCBDC on demand by NCBDC all reasonable costs and expenses incurred by NCBDC in connection with the collection and enforcement of this Agreement, including, without limitation, all reasonable attorneys' fees and expenses, investigation costs, and all court costs, whether or not suit is filed herein, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal, or whether in connection with the collection and enforcement of this Agreement.

        11. Voidable Preference; Fraudulent Conveyance. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time, and from time to time, payment, or any part thereof, by Borrower, is rescinded or must otherwise be restored or returned by NCBDC upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made. In addition, if at any time any payment, or portion thereof, made by, of for the account of, the Guarantor on account of any of the obligations and liabilities hereunder is set aside by any court or trustee having jurisdiction as a voidable preference or fraudulent conveyance or must otherwise be restored or returned by NCBDC under any insolvency, bankruptcy or other federal and/or state laws or as a result of any dissolution, liquidation or reorganization of the Borrower or upon, or as a result of, the appointment of any receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its properties or assets, or any other Guarantor, if there shall be more than one, the Guarantor hereby agrees that this Agreement shall continue and remain in full force and effect or be reinstated, as the case may be, all as though such payments(s) had not been made.


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        12. Remedies Cumulative. All rights and remedies afforded to NCBDC by reason of this Agreement, the Loan Documents, or by law are separate and cumulative and the exercise of one shall not in any way limit or prejudice the exercise of any other such rights and remedies. This Agreement is independent of (and shall not be limited by) any other Agreement now existing or thereafter given. Every right, power and remedy given by this Agreement to NCBDC shall be concurrent and may be pursued separately, successively or together against the Guarantor, and each such right, power and remedy may be exercised from time to time as often as NCBDC may deem expedient. No delay or omission by NCBDC in exercising any such right or remedy shall operate as a waiver thereof. No waiver of any rights and remedies hereunder, and no modification or amendment hereof, shall be deemed made by NCBDC unless in writing and duly signed by NCBDC. Any such written waiver shall apply only to the particular instance specified therein and only to such Guarantor specified therein, if there be more than one, and shall not impair the further exercise if such right or remedy or of any other right or remedy of NCBDC and no single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or any other right or remedy.

        13. Choice of Law; Consent to Jurisdiction. The Guarantor hereby acknowledges, consents and agrees that the provisions of this Agreement and the rights of all parties mentioned herein shall be governed by the laws of the District of Columbia and interpreted and construed in accordance with such laws.

        14. Invalidity of Any Part. If any provision (or any part of any provision) contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein but only to the extent it is invalid, illegal or unenforceable.

        15. Miscellaneous. The Section headings of this Agreement are for convenience only, and shall not limit or otherwise affect any of the terms hereof. This Agreement and the other Loan Documents constitute the entire agreement between the parties with respect to the subject matter thereof and supersedes all prior oral or written communications, understandings or agreements with respect to the subject matter thereof.

        16. Arbitration. Disputes arising under or in any respect in connection with this Agreement, including in respect of the execution, delivery or performance hereof (but excluding disputes as to the compliance by the arbitrators under the provisions of this paragraph applicable to them), shall be arbitrated in the District of Columbia in accordance with the Commercial Arbitration Rules of the American Arbitration Association by three arbitrators, one selected by each party hereto and the third selected by the two so selected (or, in absence of agreement, the third arbitrator shall be selected by the President of the District of Columbia Bar Association at the time sitting), and with all decisions of the arbitrators requiring affirmative vote of at least two of the arbitrators. Any judgment on any award


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rendered by the arbitrators in accordance with such rules may be entered in any court of competent jurisdiction. The parties intend to confer on the arbitrators the authority to resolve disputes between the parties in respect of this Agreement and agree that no decision by the arbitrators shall have the effect of amending this Agreement in any respect. The costs of such arbitration, including expenses (and legal fees) of the other party thereto, shall be borne by the party which is the losing party in the arbitration or, if the arbitrators' decision is unclear in that regard, as the arbitrators shall determine in accordance with the purpose of this provision to achieve the result that arbitrations be commenced hereunder in circumstances of actual disputes and not frivolously or for harassment purposes. The parties hereto agree that any proceedings pursuant to this Section 16 shall be kept strictly confidential and shall not be disclosed to any third party except pursuant to court order.

         17. Notices. Notice, demand, request or other communication which either party may desire to give to the other with respect to this Agreement, shall be deemed to have been properly given upon receipt thereof if in writing and delivered by hand, sent by overnight courier or mailed by certified mail, postage prepaid, addressed as follows:

                  If to NCBDC:                       Kerrine N. McNicholas
                                                     NCB Development Corporation
                                                     1401 Eye Street, N.W., Suite 700
                                                     Washington, D.C.  20005

                  With a copy to:                    William S. Oshinsky
                                                     4650 East West Highway
                                                     Suite 201
                                                     Bethesda, Maryland 20814

                  If to the Guarantor:               Adam Field
                                                     The Edison Project L.P.
                                                     521 5th Avenue, 16th Floor
                                                     New York, New York 10175

                  With a copy to:                    Cadwalader, Wickersham & Taft
                                                     100 Maiden Lane
                                                     New York, New York  10038
                                                     Attention:  John F. Fritts, Esquire

Any of the parties may designate a change of address by notice in writing to the other parties.

         18. Successors and Assigns. This Agreement shall inure to the benefit of, and be enforceable by, NCBDC and its successors and assigns as holder of the Note, and shall be binding upon, and enforceable against, the Guarantor and its successors and assigns.


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         19. Annual Review. Each year, Guarantor and NCBDC shall review the terms of this Agreement in light of Guarantor's then current financial condition. Neither party shall be under any obligation to amend this Agreement.

THE GUARANTOR FURTHER REPRESENTS THAT IT HAS BEE REPRESENTED IN THE SIGNING OF THIS AGREEMENT BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL.

         WITNESS the signature and seal of the Guarantor as of the day and year first above written with the specific intention of creating a document under seal.


WITNESS/ATTEST                  THE EDISON PROJECT L.P.

                                By: The Edison Project Inc., its general partner



/s/ Janice K. Lippert           By:      /s/ Laura Eshbaugh
---------------------              --------------------------------------
                                Name: Laura Eshbaugh
                                Title: President


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STATE OF TENNESSEE)
COUNTY OF KNOX    )ss:

         I HEREBY CERTIFY, that on this 1 day of September, 1998, before me, the undersigned Notary Public of said State, personally appeared Laura Eshbaugh, the President of The Edison Project Inc., General Partner of The Edison Project L.P., and known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that she executed the same for the purposes therein contained.

         WITNESS my hand and Notarial Seal.

                                            /s/ Janice K. Lippert
                                            Notary Public
                                            My Commission Expires: 2/2/2002


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